Exhibit 4.1

MATADOR RESOURCES COMPANY
FIRST SUPPLEMENTAL INDENTURE
This FIRST SUPPLEMENTAL INDENTURE, dated as of October 1, 2015 (the “First Supplemental Indenture”), among DLK Wolf Midstream, LLC, a Texas limited liability company (“DLK”), Matador Resources Company, a Texas corporation (the “Company”), each of the Guarantors (as defined in the Indenture referred to herein) party hereto and Wells Fargo Bank, National Association (the “Trustee”).
W I T N E S S E T H :
WHEREAS, the Company, as issuer, certain of its Subsidiaries (including DLK), as Guarantors, and the Trustee heretofore executed and delivered an Indenture, dated as of April 14, 2015 (the “Indenture”), providing for the issuance of the Company’s 6.875% Senior Notes due 2023;
WHEREAS, the Company issued $400,000,000 aggregate principal amount of Initial Securities pursuant to the Indenture;
WHEREAS, DLK is a party to and a Guarantor under the Indenture;
WHEREAS, Section 10.9 of the Indenture permits the release of the Subsidiary Guarantee of a Guarantor in connection with the sale or other disposition of the Capital Stock of such Guarantor other than to the Company or another Guarantor, if such transaction at the time of such disposition does not violate Section 4.7 of the Indenture and such Guarantor ceases to be a Restricted Subsidiary of the Company as a result of such transaction; and
WHEREAS, the Company proposes to sell the Capital Stock of DLK after which DLK will no longer be a Restricted Subsidiary of the Company and such sale will not violate Section 4.7 of the Indenture;
WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Guarantors (including DLK) and the Trustee are authorized to amend or supplement the Indenture without the consent of any Holder to release DLK as a Guarantor and from its obligations under its Subsidiary Guarantee thereunder;
NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, DLK, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
1.     CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.     RELEASE OF GUARANTOR. On the date hereof and effective upon the disposition of Capital Stock of DLK such that it is no longer a Subsidiary of the Company, the parties agree that DLK is released as a party to and as a Guarantor under the Indenture and that DLK has no further obligations or liabilities under its Subsidiary Guarantee or the provisions of the Indenture.
3.    SUPPLEMENTAL INDENTURE INCORPORATED INTO INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Security heretofore or hereafter authenticated and delivered shall be bound hereby.
3.     NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS FIRST SUPPLEMENTAL INDENTURE.
4.     COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This First Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this First Supplemental Indenture and of signatures by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
5.     EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
6.     THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture. This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.
MATADOR RESOURCES COMPANY

By:     /s/ Matthew V. Hairford
Name: Matthew V. Hairford
Title:    President

DLK WOLF MIDSTREAM, LLC

By:     /s/ Matthew V. Hairford
Name: Matthew V. Hairford
Title:    President

GUARANTORS:

DELAWARE WATER MANAGEMENT COMPANY, LLC
DLK BLACK RIVER MIDSTREAM, LLC
LONGWOOD GATHERING AND DISPOSAL SYSTEMS GP, INC.
LONGWOOD MIDSTREAM SOUTH TEXAS, LLC
LONGWOOD MIDSTREAM SOUTHEAST, LLC
LONGWOOD MIDSTREAM DELAWARE, LLC
MATADOR PRODUCTION COMPANY
MRC ENERGY COMPANY
MRC DELAWARE RESOURCES, LLC
MRC ENERGY SOUTHEAST COMPANY, LLC
MRC ENERGY SOUTH TEXAS COMPANY, LLC
MRC PERMIAN COMPANY
MRC ROCKIES COMPANY
SOUTHEAST WATER MANAGEMENT COMPANY, LLC

By:     /s/ Matthew V. Hairford
Name: Matthew V. Hairford
Title: President

Signature Page
First Supplemental Indenture

LONGWOOD GATHERING AND DISPOSAL SYSTEMS, LP

By: Longwood Gathering and Disposal Systems GP, Inc.,
its general partner

By:     /s/ Matthew V. Hairford
Name: Matthew V. Hairford
Title:    President

Signature Page
First Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:     /s/ Patrick Giordano
Name:    Patrick Giordano
Title:    Vice President

Signature Page
First Supplemental Indenture